EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

         Subsidiary                                State of Incorporation
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American Safety Insurance Company                           Georgia

American Southern Insurance Company                         Georgia

Atlantic American Life Insurance Company                    Georgia

Bankers Fidelity Life Insurance Company                     Georgia

Georgia Casualty & Surety Company                           Georgia

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